                                                         Exhibit 10-52




IRA (ANDY) KLEIMAN                                                           Suite 545
Vice President                                                               1333 North California Boulevard
Capital Markets Division                                                     Walnut Creek, CA  94596
                                                                             510 944-9852
                                                                             FAX  510 944-0198


                                 DEBT FINANCING
                        SUMMARY OF TERMS AND CONDITIONS


Lender:                   AT&T Commercial Finance Corporation, its nominee, successors or assigns.  Lender shall not transfer the Note to any Semiconductor
                          Manufacturer other than AT&T.


Borrower:                 VLSI Technology, Inc.-


Structure:                Note and Security Agreement


Equipment
Description:              $5,000,000  +  10%


Term:                     The Term shall commence with respect to an item of Equipment on the date such item of Equipment is accepted by Borrower and funded by
                          Lender ("Commencement Date") and shall continue for a period of seven (7) years thereafter, with an advance of not less than seventy-five percent of original equipment cost.


Loan
Payment:                  During the Term of Loan Borrower shall make twenty-eight (28)
                          consecutive quarterly payments in arrears equal to 4.9022% (Annual percentage rate 9.23%) of the Equipment cost.


Latest
Commencement
Date:                     This proposal applies only to Equipment scheduled for acceptance by
                          December 25, 1993.

Loan Payment
Adjustment:               The Loan Payments specified herein are based on the yields of Seven (7)
                          year Treasury Notes,  as of the date of delivery of this proposal to
                          Borrower, as outlined in The Wall Street Journal, due April 2000, currently 5.47%, plus three hundred and eighty-five basis points. The
                          Lender will make an upward of downward adjustment to the Loan
                          Payments on the Commencement Date based on any change in the yield of such Treasury Notes.

VLSI Technology, Inc.
April 26, 1993
Page Two




Transaction
Expenses:                 Borrower shall be responsible for all necessary search fees, filing fees, and any other costs (excluding appraisal costs and legal expenses) incurred by Lender or persons engaged by Lender with respect to the preparation, documentation and closing of the transaction described herein.


Proposal
Fee:                      Upon acceptance of this proposal, Borrower shall pay Lender a Proposal
                          Fee equal to $25,000.  Borrower shall have the right to apply a portion of the Proposal Fee toward Transaction Expenses as and when they incurred by Lender.  The Proposal Fee, minus any Transaction Expenses incurred by Lender shall be returned to Borrower if Lender does not approve this proposal or if subsequent to Lessee's signing the Proposal,  Lender alters the term hereof in a substantial way, during the documentation of the financing or otherwise (it being understood that a requirement for financial convenants or cross-default will be considered a substantial alteration by the Lender.  The balance of the Proposal Fee will be applied pro rata to the first Loan Payment due and owing based on the amounts of equipment financed.



THIS PROPOSAL IS FURTHER SUBJECT TO THE FOLLOWING:


Financial
Statements:               Borrower shall furnish the last (3) years' audited financial statements, the latest interim financial statements, major bank references and two major trade references.


Adverse
Change:                   No adverse change,  as reasonably determined by Lender, in Borrower's financial condition, business or operations up to and including the date of funding of the Loan.

VLSI Technology, Inc.
April 26, 1993
Page Three




Document
Approval:                 This summary of terms and conditions is for discussion purposes only and shall not be deemed to evidence a binding agreement.  Important terms of the transaction remain to be negotiated including representations, warranties, events of default, remedies and other provisions.  The documentation shall include, but not limited to,  a Note and Security Agreement, financing statements, resolutions and waivers (if applicable).  Neither AT&T nor the Borrower shall belegally bound in any respect prior to negotiation and execution of these documents or a commitment letter.



This Proposal supersedes all prior or contemporaneous discussion, negotiations and agreements, whether written or oral, between you and Lender with respect to the proposed financing transaction. Any extension of time or modification of the terms of the proposal shall not be effective unless such extension or modification is writing and signed by both parties.

                                                                       Exhibit 2



                                   (TO COME)

                       LOAN AND SECURITY AGREEMENT NO. 3


  BORROWER:                                              AT&T: AT&T COMMERCIAL
  VLSI TECHNOLOGY, INC.                                  FINANCE CORPORATION
  STREET ADDRESS:                                        ADDRESS: 44 WHIPPANY ROAD
  1109 MCKAY DRIVE                                       MORRISTOWN, NEW JERSEY 07962

  CITY/COUNTY/STATE/ZIP:                                 LATEST COMMENCEMENT DATE:
  SAN JOSE, SANTA CLARA COUNTY, CALIFORNIA  95131        DECEMBER 25, 1993

  ADVANCE PAYMENT:  ZERO                                 PRINCIPAL AMOUNT: $2,500,000.00



         1. AGREEMENT TO LEND. Subject to the terms and conditions of this Loan and Security Agreement No. 3 ("Agreement"), AT&T (as identified above) agrees to lend to Borrower (as identified above) the Principal Amount specified above ("Loan") if on or before the Latest Commencement Date specified above:

                (a) Borrower executes and delivers to AT&T this Agreement, and for release in accordance with Section 2, the Secured Promissory Note No. 3 in the form attached hereto as Exhibit A (the "Note");

                (b) Borrower irrevocably evidences its acceptance of all of the equipment described in the attached Exhibit B (collectively, "Equipment") by executing and delivering to AT&T a commencement certificate in the form attached hereto as Exhibit C ("Commencement Certificate");

                (c) Borrower delivers to AT&T all financial statements, UCC financing statements, waivers, subordinations, invoices, opinions of counsel, resolutions, incumbency certificates and evidence of insurance requested by AT&T and such other information and documents reasonably requested by AT&T;

                (d)     [intentionally omitted];

                (e) AT&T has received satisfactory evidence that its security interests in the Collateral (as defined in Section 3(a)) have been properly perfected and constitute continuing first priority security interests in the Collateral, free and clear of all other Liens except Permitted Liens (each as defined in Section 1(h));

                (f) No Event of Default (as defined in Section 7) exists, and no event has occurred and is continuing that with notice or the lapse of time or both would constitute an Event of Default; and

                (g) No material adverse change in Borrower's business or financial condition occurs, in AT&T's opinion, between (i) either the date of this Agreement or the date of the latest financial statements of Borrower provided to AT&T prior to the date of this Agreement, and (ii) the date AT&T is prepared to fund the Loan.

                (h) As used in this Agreement: (i) the term "Lien" shall mean any mortgage, pledge, deed of trust, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement; and (ii) the term "Permitted Lien" shall include the following:

                        (1) Liens granted pursuant to the Relevant Documents (as defined in Section 3);

                        (2) Liens for taxes, assessments or governmental charges or levies on property of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith and by appropriate proceedings and for which Borrower shall have set aside reserves on its books as required by generally accepted accounting principles;

                        (3) Liens such as carrier's, warehousemen's and mechanic's liens and other similar Liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith by appropriate proceedings and for which Borrower shall have set aside reserves on its books as required by generally accepted accounting principles; and

                        (4) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits, other than any Lien imposed by the Employee Retirement Income Security Act, as amended, and the regulations thereunder.

         2. PAYMENT. (a) The Loan shall be repaid by Borrower, together with interest, pursuant to the terms of the Note delivered by Borrower to AT&T. Borrower hereby authorizes AT&T to endorse on the Note the date thereof (which shall be the date AT&T first funds the Loan by initiating a wire transfer, regardless of when such funds are received, provided AT&T shall use its best efforts that funds shall be received by the next business day ("Funding Date")), the interest rate thereon (which shall be calculated in accordance with the formula specified in the attached Exhibit D) and the date and amount of each payment with respect thereto, and any other information provided for on such Note if the same has not been inserted or has not been inserted accurately by Borrower; provided, however, that the failure of AT&T to provide such endorsement of any such information on the Note shall not in any manner affect the obligation of Borrower to repay the Loan.

                (b) After Borrower delivers the Note to AT&T, and on or before the Funding Date, AT&T shall complete the information regarding the Note set forth in the preceding Section





Loan & Security Agreement - Page 2 of 14

2(a) and telecopy to Borrower (to telecopy number 408 434-3181, Attention:
John Batty) a copy of the Note with such information completed. Borrower shall review such copy and in a written notice to AT&T (sent by telecopy to telecopy number 201-397-3165, Attention: Chief Counsel, Capital Markets Division) approve the same and authorize release of the Note to AT&T.
Upon receipt by AT&T of such written notice in form and substance reasonably satisfactory to AT&T, the Note shall be deemed to have been unconditionally released and delivered to AT&T, and simultaneously or as soon thereafter as practical AT&T shall initiate the wire transfer referred to in Section 2(a), provided that until receipt by AT&T of such written notice, AT&T shall have no obligation to initiate the wire transfer referred to in Section 2(a).

         3. SECURITY INTEREST. (a) In order to secure (i) the due and punctual payment of the Note, and all interest thereon and any and all extensions, renewals, substitutions and changes thereof; (ii) all other Obligations (as defined in Section 3(c)); and (iii) all reasonable costs and expenses incurred or paid by AT&T to preserve or enforce its rights pursuant to this Agreement, the Note and all other documents executed pursuant hereto (collectively, the "Relevant Documents") or otherwise (including, without limitation, reasonable attorneys' fees and costs), Borrower hereby pledges, transfers, assigns, sets over and grants to AT&T a continuing first priority security interest in and to the Equipment and in all proceeds (including, without limitation insurance proceeds), products, rentals, replacements, and substitutions of, and attachments, additions, and accessions to the Equipment, wherever located (collectively, "Collateral").

                (b)     All Collateral herein or hereafter given to AT&T shall
secure payment of all of Borrower's Obligations to AT&T.   AT&T shall be under
no obligation to proceed against any or all of the Collateral before proceeding directly against the Borrower.

                (c) For the purposes hereof, the term "Obligations" shall mean all indebtedness, obligations, liabilities, and agreements of every kind and nature of Borrower to or with AT&T under or in connection with any of the Relevant Documents, whether now existing or hereafter arising, created, incurred, or contracted, whether pursuant to the Loan and whether now or hereafter contemplated, pursuant to this Agreement, whether in the form of future advances, refinancing, loans, interest, charges, expenses or otherwise, direct or indirect, absolute, contingent, joint and several, liquidated or unliquidated, or arising out of operation of law or otherwise.

                (d) The security interests granted in this Agreement shall continue in full force and in effect until Borrower has fully paid and discharged all sums referred to herein and in the Note.

         4. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to AT&T, knowing and intending that AT&T shall rely thereon in making the Loan contemplated hereby, that:





Loan & Security Agreement - Page 3 of 14

                (a) Except for the security interests granted to AT&T hereby, Borrower is the owner of the Equipment free and clear of any and all Liens (except Permitted Liens) and there do not and will not exist any financing, security or Lien arrangements, whether or not filed in any public office, that affect or purport to affect AT&T's security interests in the Collateral.

                (b) Borrower is duly organized, validly existing and in good standing under applicable law.

                (c) The execution and delivery by Borrower of the Relevant Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower; are not inconsistent with any of the governing documents of Borrower; do not contradict any law, governmental or regulation, order applicable to Borrower; and do not and will not contravene any provision of or constitute a default under any indenture, mortgage, lease, contract or other instrument or any order, written injuncture or decree to which Borrower is party or by which it or its assets are bound.

                (d) This Agreement and all other Relevant Documents upon their execution and delivery will constitute the legal, valid and binding agreements of Borrower, enforceable in accordance with their terms.

                (e) There are no actions, suits or proceedings pending or threatened against or affecting the Borrower in any court or before any governmental commission, board or authority that, if adversely determined, will have a material adverse effect on the ability of Borrower to perform its obligations under this Agreement or any other Relevant Document to which it is a party.

                (f) All financial statements (including, but not limited to, balance sheets, profit and loss statements) that have been or will be shown or furnished to AT&T in order to induce AT&T to enter into this Agreement and to provide financing under this Agreement or otherwise, do and will fairly represent the consolidated financial condition of the Borrower and its subsidiaries as of the dates of such statements and the consolidated results of the operations of Borrower and its subsidiaries for the period for which the same are furnished to AT&T by Borrower and, unless otherwise expressly noted, have been prepared in accordance with generally accepted accounting principles. All other reports, information and other papers and data furnished to AT&T are, or will be at the time the same are furnished, true, accurate and complete in all material respects.

                (g) Borrower's principal place of business and chief executive offices are located at the address of the Borrower specified on the front page of this Agreement.

                (h) No item of the Equipment to be conveyed to AT&T as collateral security for this Agreement or otherwise or to be herein and hereafter conveyed, is or will be located in or on any premises other than the address of the Borrower specified for such item in the attached





Loan & Security Agreement - Page 4 of 14

Exhibit E, except upon advance written notice by Borrower to AT&T in accordance with Section 5(l).

                (i) Except to the extent that the failure to comply therewith would not have a material adverse effect on the Collateral or the financial condition of Borrower, Borrower is (i) in compliance with all federal, state and local laws, rules, orders, regulations and ordinances applicable to the Collateral, its operations and (ii) not in violation of any environmental, health, safety, occupational or other law regulation or order.

                (j) THE EQUIPMENT SHALL BE USED SOLELY FOR BUSINESS PURPOSES AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES, and shall at all times constitute tangible personal property and shall not become a fixture or real property, provided that if any of the Equipment shall become a fixture or real property, Borrower agrees that AT&T shall have a first priority Lien on such Equipment, and Borrower agrees to take all steps (including without limitation executing, and securing from others, documents) as AT&T may from time to time reasonably determine is necessary to secure its first priority Lien, and Borrower further agrees to indemnify AT&T against any claims, losses, damages or expenses that AT&T might incur arising out of or in connection with this Section 4(j).

                (k) No statement of fact made by, on behalf of or for the benefit of Borrower in this Agreement, any other Relevant Document, or any certificate or document furnished to AT&T by Borrower in connection with any of the foregoing contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained in any of the foregoing not misleading, and there is no fact presently known to the Borrower that has not been disclosed to AT&T in writing that materially affects adversely, or, as far as the Borrower can foresee, will materially affect adversely the business, operations, properties, assets or condition, financial or otherwise, of Borrower.

         5. COVENANTS OF BORROWER. Until payment in full of all Obligations, Borrower covenants and agrees that it shall:

                (a) Promptly pay (i) when due all Obligations, or (ii) within 10 days after due, any wages or salaries paid by the Borrower, provided, however, that Borrower shall not be required to pay any wages or salaries so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued and the Borrower shall set aside on its books such reserves as are required by generally accepted accounting principles with respect to any amount so contested.

                (b)     Provide AT&T with the following financial information:
(i) Borrower's audited annual financial statements together with Form 10-K within 10 days after the filing thereof with Securities and Exchange Commission (the "SEC"); (ii) Borrower's unaudited quarterly financial statements certified by the applicable chief financial officer together with Form 10-Q within 10 days after the filing of Form 10-Q with the SEC in respect of each of its first three fiscal quarters of each of its fiscal years; (iii) within 10 days after the filing thereof





Loan & Security Agreement - Page 5 of 14 such other documents that are required to be filed with the SEC; and (iv) such other information as AT&T may reasonably request; provided that the Borrower shall use commercially reasonable efforts to file in a timely manner all documents and reports it is required by the federal securities laws to file with the SEC.

                (c) Defend the Collateral against all claims and demands of all persons other than AT&T (and the holders of any Permitted Liens) who claim the same or any interest therein.

                (d) Not sell or transfer any interest in the Collateral without the prior written consent of AT&T, which consent may be withheld for any reason whatsoever.

                (e) Promptly pay when due, all sales, use, excise, personal property, income, withholding, corporate and franchise taxes, and all other taxes, levies, assessments and governmental charges upon or relating to the ownership or use of any of the Collateral, and not permit to arise or allow to remain, and promptly discharge, any Lien or claim (except a Permitted Lien) upon any of the Equipment arising from any such tax, assessment, levy or charge; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, Lien or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued and the Borrower shall set aside on its books such reserves as are required by generally accepted accounting principles with respect to any amount so contested. In the event Borrower at any time or times hereafter shall fail to pay any such tax, assessment, levy or charge or to discharge any such lien, claim or encumbrance, then AT&T, without waiving or releasing any obligation or default of Borrower hereunder, may at any time or times hereafter, but shall be under no obligation to do so, make such payment or obtain such discharge and take any other action with respect thereto which AT&T deems advisable. All sums paid by AT&T in satisfaction or on account of any such tax, levy, assessment or charge, or to discharge any such lien, claim or encumbrance and any expenses, including reasonable attorney's fees, court costs, expenses and other charges relating thereto, shall be part of the Obligations payable on demand, and secured by the Collateral.

                (f) Keep the Equipment in good repair and not waste, injure or destroy the Equipment or use or permit the Equipment to be used in any unlawful manner or in a manner other than as originally intended, and permit AT&T, at any reasonable time, to inspect the Collateral.

                (g) Acquire, at its own cost and expense, all permits, licenses and certificates of title, if any, required by law with respect to the Equipment or its ownership, use or operation, and without the prior written consent of AT&T or as required by law, not make any changes in the Equipment that would materially impair its value.

                (h) Execute and deliver to AT&T, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of AT&T, all financing statements or other documents AT&T deems necessary to perfect or protect AT&T's security interests in





Loan & Security Agreement - Page 6 of 14 the Collateral and pay, upon demand by AT&T, the cost of filing or recording the same in all public offices deemed necessary by AT&T. AT&T or AT&T's agent may file as a financing statement this Agreement or any other Relevant Document (or copy thereof, where permitted by law) necessary to perfect or protect AT&T's security interests in the Collateral. If Borrower fails to execute any such document, Borrower hereby authorizes AT&T (and all officers, employees or agents designated by AT&T) as Borrower's agent for the purpose of executing the same.

                (i) Notify AT&T within ten (10) days after any change in the location of Borrower's principal place of business or chief executive offices.

                (j) Not consolidate or merge with any person, firm, joint venture, partnership, corporation, or other entity without AT&T's prior written consent which consent will not be unreasonably withheld; provided, however, that the prior written consent of AT&T shall not be required if (a) the surviving entity is the Borrower, or (b) the senior management of the Borrower remains in control of the surviving entity, or (c) the Tangible Net Worth (as hereinafter defined) of the resulting entity of such consolidation, merger or other acquisition shall not be less than $150,000,000.00. As used in the preceding sentence, the term "Tangible Net Worth" shall mean, in respect of any entity, of the time of any determination, the sum of the amounts set forth in the balance sheet of such entity as the sum of the paid-in capital and retained earnings of the entity less (a) the net book value of all assets of the entity (to the extent reflected as an asset on such balance sheet) that would be treated as intangibles under generally accepted accounting principles, including all such items as goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, unamortized debt discount and expenses and the excess of the purchase price of assets of any business acquired by the entity over the book value of such assets and (b) the net book value of all assets consisting of amounts receivable from affiliates of the entity.

                (k) Not remove or move the Equipment from the present location (i) to any location in the continental United States, except upon advance written notice to AT&T, or (ii) to any location other than a location in the continental United States, except upon the advance written notice consent of AT&T.

                (l) If any of the Equipment is located at or removed to a facility other than one owned by Borrower free and clear of any and all Liens other than Permitted Liens, promptly provide to AT&T, in form and substance satisfactory to AT&T, a waiver of the landlord of such facility (if the Borrower has a landlord at such facility) and/or a waiver of the mortgagee of such facility (if there is a Lien on the facility other than a Permitted Lien).

         6. INSURANCE. (a) Until such time as all Obligations have been fully satisfied, Borrower shall provide and maintain, at its expense: (i) comprehensive public liability insurance, protecting against claims for bodily injury, death and/or property damage arising out of the use, ownership, operation or condition of the Equipment in such amounts and with such deductibles as is acceptable to AT&T; and (ii) insurance against the loss, damage or destruction





Loan & Security Agreement - Page 7 of 14 of the Equipment in an amount at least equal to the lesser of (x) the outstanding principal balance of the Obligations or (y) the full insurable value of the Equipment with such deductibles as is acceptable to AT&T, in its sole discretion. All such insurance shall be in form and with companies reasonably satisfactory to AT&T, shall contain the insurer's agreement to give AT&T 30 days' prior written notice before cancellation or material change thereof, and shall be payable to AT&T regardless of any act, omission or breach by Borrower. Borrower shall deliver to AT&T the original (or a certified copy) of each policy of insurance (together with any endorsements required by AT&T) and evidence of payment of all premiums therefor. Borrower directs all insurers under such policies of insurance for loss, damage or destruction of the Equipment to pay all proceeds of insurance policies directly to AT&T. Borrower irrevocably makes, constitutes and appoints AT&T (and all officers, employees or agents designated by AT&T) as the Borrower's true and lawful attorney-in-fact for the purpose of making, settling and adjusting claims under all such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment received by Borrower or AT&T pursuant to any such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

                (b) If Borrower, at any time or times hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then AT&T, without waiving or releasing any obligation or default by Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which AT&T deems advisable to have such insurance placed at Borrower's expense. Borrower's expense shall include, without limitation, the cost of such insurance and any customary charges or fees associated with the placement, maintenance or service of such insurance. All sums so paid by AT&T shall be part of the Obligations payable on demand and secured by the Collateral.

                (c) Nothing in this Agreement shall create any insurance relationship of any type whatsoever between AT&T and any other person or party. Nothing contained herein shall require AT&T to secure or maintain in force any insurance, in any amounts or upon any specific terms or conditions. AT&T reserves the right to terminate any such insurance coverage that AT&T may arrange unless Borrower has reimbursed AT&T for the cost thereof, and AT&T may allow any such insurance coverage to lapse without having any liability to Borrower. In the event that AT&T replaces or renews such insurance coverage, AT&T shall not be obligated to provide replacement or renewal coverage under the terms, costs, limits or conditions as the previous coverage.

         7. EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default under this Agreement and the Note: (a) Borrower fails to pay any principal, interest or other payment to AT&T within ten (10) days after the date due under the Note, this Agreement or any other Relevant Document; or (b) Borrower fails to observe or perform any covenant under Sections 5(f) or 5(g), and such failure remains unremedied as to Section 5(f) for ten (10) days and as to Section 5(g) for thirty (30) days after notice thereof; (c) Borrower fails to





Loan & Security Agreement - Page 8 of 14 perform any other covenant, condition or agreement to be performed or observed by Borrower hereunder (other than those covered by Sections 7(a) or 7(b)) or, at any time prior to assignment of this Agreement and the Note to any party other than an entity that is a subsidiary of AT&T Capital Corporation as of the date hereof, in any other agreement (after the expiration of the applicable cure periods, if any) between Borrower and AT&T Capital Corporation or any of the subsidiaries of AT&T Capital Corporation, provided AT&T Capital Corporation or one of such subsidiaries was an original party to such agreement (and, in the case of a subsidiary, it was a subsidiary of AT&T Capital Corporation at the time it entered into such agreement); or (d) Borrower breaches any representation or warranty, or fails to perform any covenant, condition or agreement to be performed or to be observed by Borrower under any agreement with any other person involving an obligation for borrowed money (the outstanding principal amount of which at the time exceeds $5,000,000) and such breach or failure results in the acceleration of any such agreement; or (e) any representation, warranty or statement made or furnished to AT&T by or on behalf of Borrower hereunder and pursuant to and in any Relevant Documents proves to be incorrect in any material respect when made or furnished; or (f) Borrower makes an assignment for the benefit of creditors, whether voluntary or involuntary; or (g) a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against Borrower, or Borrower takes any action to authorize any of the foregoing matters; or (h) Borrower fails generally to pay its debts as they become due, the Collateral is levied against, seized or attached, or Borrower seeks to effectuate a sale of all or substantially all of Borrower's inventory or assets; or (i) Borrower voluntarily or involuntarily dissolves or is dissolved, or terminates or is terminated; or (j) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral and the Borrower's failure within ten (10) days to take whatever action is required by AT&T with respect to such occurrence; or (k) the making of any levy, seizure or attachment of or on any part of the Collateral.

         8. REMEDIES. (a) If an Event of Default occurs, AT&T may, in its sole discretion exercise one or more of the following remedies: (i) declare its obligation, if any, to make the Loan to be terminated, whereupon the same shall forthwith terminate; or (ii) declare all Obligations secured hereby immediately due and payable, whereupon all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower; or (iii) until such time, if any, as AT&T Capital Corporation, or one of its subsidiaries in existence as of the date hereof, has assigned its interest in this Agreement, terminate any other agreement that AT&T Capital Corporation, or one of its subsidiaries in existence as of the date hereof, may have with Borrower. In addition to the rights and remedies provided for herein, AT&T shall have all of the rights and remedies given to a secured party under the Uniform Commercial Code and all other rights and remedies available to AT&T at law or in equity. Without limiting the foregoing, AT&T may require Borrower to assemble the Equipment and make it available to AT&T at a place to be designated by AT&T. Upon repossession or surrender of any Collateral, AT&T shall lease, sell or otherwise dispose of the Collateral in a commercially reasonable manner, with or without notice and at public or private sale, and apply the net proceeds thereof (after deducting all reasonable expenses (including legal fees and costs) incurred in connection therewith) to the amounts owed to AT&T hereunder; provided, however, that Borrower shall





Loan & Security Agreement - Page 9 of 14 remain liable to AT&T for any deficiency that remains after any sale or lease of such Collateral. Borrower agrees that with respect to any notice of a sale required by law to be given, ten (10) days' notice shall constitute reasonable notice. These remedies are cumulative of every other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time.

                (b) UPON A DEFAULT AND IN THE EVENT AT&T SEEKS TO TAKE POSSESSION OF ANY OR ALL OF THE COLLATERAL BY COURT PROCESS, BORROWER HEREBY IRREVOCABLY WAIVES ANY BONDS, SURETY OR SECURITY RELATING THERETO REQUIRED BY ANY STATUTE, COURT RULE OR OTHERWISE AS AN INCIDENT TO SUCH POSSESSION, AND WAIVES ANY DEMAND FOR POSSESSION PRIOR TO THE COMMENCEMENT OF ANY SUIT OR ACTION TO RECOVER POSSESSION THEREOF.

                (c) In the event that this Agreement or any of the Obligations secured hereby are referred to an attorney for protecting or defending the priority of AT&T's security interests or for collection or realization procedures or otherwise to pursue or enforce AT&T's rights under this Agreement or applicable law, Borrower shall pay reasonable attorneys' fees therefor (including fees incurred in both trial and appellate courts or fees incurred without suit), all expenses of title searches, and all court costs and costs of public officials. The sums agreed to be paid in this Section 8(c) shall be part of the Obligations, payable on demand and secured by the Collateral.

         9. WAIVER. (a) If any other note, negotiable instrument, document or additional security is given by Borrower or accepted by AT&T, it shall not constitute payment by Borrower or waiver by AT&T of any provision or condition herein or in the Note, nor shall it affect AT&T's security interests in the Equipment and Collateral.

                (b) BORROWER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH AT&T MAY DESIRE TO EMPLOY. DEMAND, PRESENTMENT, PROTEST AND NOTICE OF NONPAYMENT ARE HEREBY WAIVED BY BORROWER.

                (c) AT&T's failure at any time or times hereafter to require strict performance by Borrower of any provision of this Agreement shall not waive, affect or diminish any right of AT&T thereafter to demand strict compliance and performance therewith. Any suspension or waiver by AT&T of a default by Borrower under this Agreement or any Relevant Document shall not suspend, waive or affect any other default by Borrower under this Agreement, whether of the same or of a different kind or character. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement and no Event of Default shall be deemed to have been suspended or waived by AT&T unless such suspension





Loan & Security Agreement - Page 10 of 14 or waiver is in writing signed by an officer of AT&T, and directed to Borrower specifying such suspension or waiver.

         10. ASSIGNMENT. (a) AT&T shall have the unqualified right to assign, pledge, transfer, mortgage or otherwise convey its interest hereunder, under the Note and under any of the Relevant Documents without notice to, or consent of, Borrower except to any direct competitor of Borrower. In the event AT&T assigns this Agreement, Borrower shall not be relieved of any Obligation, undertaking, warranty or representation contained or made herein or in any of the Relevant Documents. AT&T's assignee shall have all the rights, powers, remedies and interests of AT&T hereunder, but shall be subject to none of AT&T's obligations except to the extent specifically assumed by assignee. In the event of any assignment of this Agreement by AT&T, (i) no modification or alteration hereof shall be effective against such assignee after notice of such assignment has been given to Borrower, unless such modification or alteration has been expressly agreed to in writing by such assignee; (ii) AT&T shall not be deemed to be the assignee's agent for any purpose, and Borrower's Obligations shall be unconditional, irrevocable and absolute in any and all events and circumstances; and (iii) Borrower shall not assert against any Obligations hereunder or against any assignee of this Agreement, any defense, setoff, counter-claim or claim that Borrower may now or hereafter have against AT&T, and Borrower shall settle all such defenses, setoffs, counter-claims, or claims it may have against AT&T directly with AT&T and hereby waives the same as against any such assignee. No transfer, renewal, extension or assignment by AT&T of any interest under the Note or this Agreement shall release Borrower from any Obligations hereunder. Except as otherwise expressly permitted under the Relevant Documents, Borrower shall not and cannot assign this Agreement or any interest herein or in the Equipment by its own act or by operation of law or otherwise, and any such attempted assignment shall be void and of no force or effect.

         11. CHOICE OF LAW; SERVICE OF PROCESS. (A) THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW JERSEY, REGARDLESS OF THE ORDER IN WHICH THE SIGNATURES OF THE PARTIES SHALL BE AFFIXED HERETO, AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW JERSEY. IF ANY PROVISION OF THIS AGREEMENT SHALL BE PROHIBITED BY OR INVALID UNDER THAT LAW, SUCH PROVISION SHALL BE INEFFECTIVE ONLY TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS AGREEMENT.

                (B) BORROWER CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW JERSEY AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE BORROWER HEREIN, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AT THE ADDRESS HEREINABOVE STATED AND





Loan & Security Agreement - Page 11 of 14

SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE (3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID. BORROWER WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. BORROWER AND AT&T EACH IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION OR PROCEEDING UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT, ANY OTHER RELEVANT DOCUMENT, OR THE DEALINGS OR RELATIONSHIP BETWEEN AT&T AND BORROWER OR ANY RELATED PARTY.

         (c) NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AT&T TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF AT&T TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS EQUIPMENT IN THE COURTS OF ANY OTHER JURISDICTION.

         12. MISCELLANEOUS. (a) Wherever in this Agreement there is reference made to any of the parties hereto, such reference shall be deemed to include, wherever applicable, a reference to the successors, legal representatives and permitted assigns of Borrower and the successors, legal representatives and assigns of AT&T.

                (b) The captions contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

                (c) Borrower shall indemnify, hold harmless, and, if so requested by AT&T, defend AT&T against all claims ("Claims") directly or indirectly arising out of or connected with the Equipment or any Relevant Document. Claims refers to all losses, liabilities, damages, penalties, expenses (including reasonable legal fees and costs), claims, actions, and suits, whether in contract or in tort, whether caused by AT&T's negligence or otherwise, and whether based on a theory of strict liability of AT&T or otherwise, but shall not include claims arising from the gross negligence or willful misconduct of AT&T.

                (d) All representations, warranties and covenants made by Borrower hereunder shall survive the execution and delivery of this Agreement and shall remain in full force and effect until payment in full of all of the Obligations. All of AT&T's rights, privileges, and indemnities, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the repayment of the Obligations shall survive such repayment and be enforceable by AT&T and any successors and assigns.

                (e) At any time and from time to time upon request of AT&T, Borrower shall execute and deliver such further documents and do such other acts and things as AT&T may reasonably request in order to effectuate more fully the purposes of this Agreement, the Note and the Relevant Documents.





Loan & Security Agreement - Page 12 of 14

                (F) THIS AGREEMENT, ALL EXHIBITS HERETO, THE NOTE AND THE RELEVANT DOCUMENTS THAT ARE EXECUTED BY BOTH AT&T AND BORROWER CONSTITUTE THE ENTIRE AGREEMENT BETWEEN AT&T AND BORROWER WITH RESPECT TO THE SUBJECT MATTER HEREOF. ALL ORAL NEGOTIATIONS ARE MERGED HEREIN. THERE ARE NO ORAL COVENANTS OR ORAL AGREEMENTS MADE BY EITHER PARTY HERETO EXCEPT AS REDUCED TO WRITING HEREIN. THIS AGREEMENT MAY NOT BE AMENDED OR MODIFIED EXCEPT IN WRITING SIGNED BY THE PARTIES HERETO.

         13. PROPOSAL FEE. AT&T acknowledges receipt from Borrower of a proposal fee of $12,500.00 in connection with this Agreement and the Note.
AT&T agrees to apply such fee to all necessary search fees, filing fees and any other costs (excluding appraisal costs and legal expenses) incurred by AT&T or persons engaged by AT&T with respect to the preparation, documentation and closing of the loan, with the balance applied to reduce the first payments due under the Note.




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Loan & Security Agreement - Page 13 of 14

         IN WITNESS WHEREOF, this Agreement has been duly executed as of date of AT&T's acceptance hereof as indicated below.


                                           AT&T COMMERCIAL FINANCE CORPORATION


                                           Accepted By:  /s/ EDWARD F. GRONEK

                                           Name/Title:     EDWARD F. GRONEK,
                                                         Senior Vice President

                                           Date:  September 24, 1993



ATTEST or
WITNESS:  /s/ THOMAS F. MULVANEY           VLSI TECHNOLOGY, INC.
                                           ------------------------------------
Name/Title:   THOMAS F. MULVANEY           ("BORROWER")
                Vice President
                 and Treasurer

         (Corporate Seal)


                                           By: /s/      JOHN C. BATTY
                                           (Corporate Officer, General Partner
                                           or Owner)

                                           Name/Title:   JOHN C. BATTY
                                                         Vice President
                                                         and Treasurer

                                           Date:  September 24, 1993





Loan & Security Agreement - Page 14 of 14

                            COMMENCEMENT CERTIFICATE


BORROWER:                                      AT&T: AT&T COMMERCIAL
VLSI TECHNOLOGY, INC.                          FINANCE CORPORATION


STREET ADDRESS:                               ADDRESS: 44 Whippany Road
1109 McKay Drive                              Morristown, New Jersey 07962

CITY/COUNTY/STATE/ZIP:                         AGREEMENT: Loan & Security
San Jose, Santa Clara County, California       Agreement Number 3
95131



Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to them in the Loan and Security Agreement between Borrower and AT&T identified above ("Agreement").

Borrower hereby requests AT&T to fund the Loan by disbursing the Principal Amount by wire transfer as follows:

                                  The First National Bank of Boston
                                  Boston, Massachusetts
                                  ABA# 011000390
                                  account #: 534-15217
                                  payee: VLSI Technology, Inc.

Borrower hereby represents and warrants to AT&T that (a) Borrower has good and marketable title to the Equipment, free and clear of any and all liens, security interests and encumbrances, except for the interests of AT&T; (b) the Equipment has been delivered and fully installed at Borrower's premises located at the address of Borrower specified above; (c) all such testing of the Equipment as Borrower deems necessary has been performed and the Equipment is fully operational and has been placed in service for its specifically assigned function; (d) the Borrower has irrevocably accepted the Equipment for all purposes and has paid all amounts owed any person or entity with respect to the Equipment, the manufacture, delivery, installation and testing thereof or otherwise related thereto; and (e) all insurance policies required by the Agreement have been obtained and are in full force and effect.

                         VLSI TECHNOLOGY, INC.
                         Borrower


                         x JOHN C. BATTY
                              Borrower Authorized Signature

                         John C. Batty/Vice President-Treasurer
                              Print Name & Title


                         9/24/93
                            Date

                         SECURED PROMISSORY NOTE NO. 3


$2,500,000.00
 (Original Principal Amount)                               September 24, 1993


  FOR VALUE RECEIVED, the undersigned, VLSI TECHNOLOGY, INC., a Delaware corporation (the "Maker"), does hereby promise to pay to the order of AT&T COMMERCIAL FINANCE CORPORATION, a Delaware corporation with offices at 44 Whippany Road, Morristown, New Jersey 07962-1983 (the "Lender") the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) in the following manner and on the following terms and conditions: (i) twenty-eight (28) consecutive equal quarterly installments of principal and interest in the amount of $120,694.32 each on the 24th day of each December, March, June, and September, commencing December 24, 1993 and continuing thereafter until June 24, 2000 and (ii) a final installment of principal and interest on September 24, 2000, when all unpaid principal and interest shall be due and payable. Interest on the outstanding principal shall be calculated at an annual rate equal to eight and eighty-four one-hundredths percent (8.84%), on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed.

  Any payment of principal or interest not received by Lender within ten (10) days of the date on which such payment is due and payable shall be subject to a late and handling charge of five percent (5%) of the overdue payment. The Lender in its sole discretion shall also be entitled to increase the annual interest rate under this Note by up to 150 basis points in the event of and during the entire period of any Event of Default as defined under the Loan and Security Agreement (as hereinafter defined).

  Without limiting any other right or remedy available to the Lender by contract, by law, or in equity, the occurrence or existence of an Event of Default as defined under the Loan and Security Agreement, or any other event under the Loan and Security Agreement giving rise to the right of the Lender to an acceleration hereunder, shall constitute a default under this Note and shall entitle the Lender to accelerate the entire indebtedness under this Note (by declaring the then unpaid balance of the principal of this Note, together with all accrued but unpaid interest thereon, immediately due and payable) and take such other action as may be provided for in this Note or the Loan and Security Agreement.

  All payments hereunder are payable by 2 p.m., New Jersey time on the date due, in lawful money of the United States of America at the office of the Lender at its address shown above, or at such other address and/or to such other persons as the Lender may designate from time to time. If any payment received by the Lender is not received in a timely manner or is not honored for any reason, Lender may in its discretion require that all subsequent payments be made by certified check, bank check or wire transfer.

  If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday under the laws of the State of New Jersey, the due date thereof shall be extended to the nexy succeeding business day, and the interest shall be payable thereon during such extension at the rate specified above. Checks, drafts or similar items of payment received by the Lender shall not constitute payment, but credit therefor shall, solely for the purpose of computing interest earned by the Lender, be given on the date the same is honored by the Lender's depository bank and final settlement thereof is reflected by irrevocable credit to the Lender's account in such bank.

  If this Note is mutilated, lost, stolen or destroyed, then, upon surrender thereof (if mutilated) or receipt of evidence and indemnity reasonably acceptable to Maker (if lost, stolen or destroyed) the Maker shall execute and deliver a new promissory note of like tenor, which shall show all payments which shall have been made on account of the principal hereof.

  The Maker of this Note for itself and its legal representatives, successors and assigns, and all guarantors and sureties for the payment hereof, hereby expressly waives presentment, protest, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that the Lender may release or surrender, exchange or substitute any personal property, guaranty or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment.

  This Note is referred to as the "Note" in the Loan and Security Agreement No. 3, dated September 24, 1993, between the Maker and the Lender, as such agreement may be amended from time to time (the "Loan and Security Agreement") and is entitled to the benefits of the Loan and Security Agreement. The Loan and Security Agreement and all other agreements, documents and instruments evidencing and/or securing the Maker's indebtedness under this Note are hereby made part of this Note and are deemed incorporated herein in their entirety.

  This Note may not be prepaid unless the Lender consents to such prepayment and the Maker pays the Lender such prepayment fees as the Lender may demand, provided that (i) at any time after payment in full of the first 20 quarterly installments of principal and interest due under this Note, Maker may prepay this Note in full by payment to Lender of an amount equal to the present value of the remaining payments of principal and interest due under this Note, discounted at a rate of six percent (6%) per annum; and (ii) in the event of a loss or destruction of any item or items of Equipment, Maker may prepay that percentage of the outstanding principal of this Note equal to the percentage of the total initial Equipment Value of all Equipment then remaining subject to Lender's security interest represented by the total initial Equipment Value of the Equipment so lost or destroyed (the "Relevant Percentage") by payment to Lender of an amount equal to the present value of the Relevant Percentage of the remaining payments of principal and interest due under this Note, discounted at a rate equal to six percent (6%) per annum. Any insurance proceeds actually paid to Lender in respect of any loss or destruction of Equipment shall be applied by Lender to the payment of such amounts.

  If the interest rate calculated in accordance with the terms of any provision of this Note, or the aggregate of all amounts due hereunder which are contracted for, charged or collected shall, at any time under any circumstances, exceed the maximum permitted by any law then applicable to this Note, then for such period as the rate or amount contracted for, charged or collected would exceed the maximum permitted by such law (and no longer) the rate payable on this Note or so contracted for, charged or collected shall be reduced to the maximum permitted by such law. In the event the Lender ever collects, or applies, as interest, any amount in excess of the maximum permitted by law, such excess amount shall be deemed a prepayment of such portion of the amounts due hereunder as are deemed to constitute principal of a loan, and if all amounts so deemed to constitute principal have been or are thereby paid in full, any remaining excess shall be paid to the Maker to the extent permitted by law.

  THIS NOTE IS AND SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF NEW JERSEY, AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW JERSEY, INCLUDING WITHOUT LIMITATION ALL LAWS RELATING TO USURY, THE CALCULATION OF INTEREST, AND PERMISSIBLE CHARGES. THE MAKER CONSENTS TO THE JURISDICTION AND VENUE OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW JERSEY AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THE MAKER, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE MAKER AT THE ADDRESS STATED BELOW AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED THREE
(3) DAYS AFTER THE SAME SHALL HAVE BEEN POSTED AS AFORESAID. THE MAKER WAIVES ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. THE MAKER WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY, AND WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE LENDER. NOTHING CONTAINED IN THIS PARAGRAPH SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE MAKER IN THE COURTS OF ANY OTHER JURISDICTION.

  If this Note shall not be paid when due and shall be referred to an attorney for enforcement of any of the obligations of the Maker or for collection, through legal proceedings or otherwise, the Maker shall pay to the Lender, in addition to all other amounts payable under this Note, the Loan and Security Agreement or any other document evidencing or securing the indebtedness under this Note, all reasonable attorney's fees therefor (including fees incurred in both trial and appellate courts or fees incurred without suit), all expenses of title and other searches, all court costs and costs of public officials, and all other reasonable costs and expenses incurred by the Lender in connection therewith.

   IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed by its authorized officer and delivered to the Lender in the State of New Jersey as of the date first above written.


                                             VLSI TECHNOLOGY, INC.
                                             -----------------------------------
                                             (the "Maker")
ATTEST:

/s/       THOMAS F. MULVANEY                 By: /s/     JOHN C. BATTY
- -----------------------------------------        -------------------------------

Name:           THOMAS F. MULVANEY           Name:       JOHN C. BATTY
       ----------------------------------           ----------------------------

Title:  Vice President and Secretary         Title:  Vice President & Treasurer
       ----------------------------------           ----------------------------

                                             Address of the Maker:

                                             1109 McKay Drive
                                             ---------------------------------

(Corporate Seal)                             San Jose, California  95131
                                             ---------------------------------

